  Exhibit 10.2

Irrevocable Proxy

The undersigned stockholders (“Stockholders”) of AutoWeb, Inc., a Delaware corporation (“Company”), hereby irrevocably appoint and constitute Jeffrey H. Coats, Kimberly Boren and Glenn E. Fuller for as long as they are officers and/or employees of the Company (collectively, the “Proxyholders”), and each of them individually, the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to all Excess Shares (as defined in that certain Tax Benefit Preservation Plan Exemption Agreement dated as of November 15, 2017 (“Exemption Agreement”)) beneficially owned by the Stockholders (including any Excess Shares acquired by any Stockholder on or after the date hereof and before the date this proxy terminates) to vote the Excess Shares as follows: the Proxyholders named above, or each of them individually, are empowered at any time before termination of this proxy to exercise all voting rights of the undersigned at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, and in any action by written consent of the stockholders of the Company, with respect to the Excess Shares in accordance with the recommendations of or instructions provided by the Board.

The proxy granted by the Stockholders to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholders set forth in Section 2.1 of the Exemption Agreement and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.

This proxy will automatically terminate upon the termination of the Exemption Agreement in accordance with its terms. Additionally, this proxy will automatically terminate with respect to a Proxyholder if he or she ceases to be an officer and/or employee of the Company. This proxy may not be transferred by any Proxyholder or assumed by any person without the express prior written consent of the undersigned. The Stockholders acknowledge that the foregoing provisions of this paragraph shall not preclude or require the Stockholders’ consent for the substitution or resubstitution of a new Proxyholder who is also an officer and/or employee of the Company.

Except as contemplated or permitted by the Agreement, upon the execution hereof, all prior proxies given by the undersigned with respect to the Excess Shares are hereby revoked and no subsequent proxies regarding the Excess Shares will be given until such time as this proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This proxy is irrevocable (to the fullest extent permitted by law) and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned.

Dated: November 15, 2017

Piton Capital Partners LLC

By: Piton Capital Management LLC, its managing member

By: Kokino LLC, its managing member

By:  /s/ Stephen A. Ives
       Stephen A. Ives
       Vice President